Exhibit 10.3

AMENDMENT NO. 1 TO THE AMENDED AND RESTATED EXECUTIVE

EMPLOYMENT AGREEMENT

This Amendment No. 1 (this “Amendment”) to the Amended and Restated Employment Agreement is entered into as of March 25, 2016 by and between Zillow, Inc. (the “Company”) and Errol Samuelson (“Executive”).

WHEREAS, as of March 5, 2014, Executive and the Company entered into an Executive Employment Agreement (the “Original Agreement”) regarding the employment of Executive by the Company as its Chief Industry Development Officer;

WHEREAS, as of April 2, 2014, Executive and the Company entered into an Amended and Restated Executive Employment Agreement (the “Amended and Restated Agreement”);

WHEREAS, Executive and the Company wish to amend Sections 2.3(b) and 2.3(c) of the Amended and Restated Agreement to provide that the Annual Restricted Units (as defined in the Amended and Restated Agreement) granted in 2016 and thereafter shall represent the right to receive shares of the Company’s Class C capital stock on or following the applicable anniversary of Executive’s first day of employment with the Company, such number of shares to be determined by dividing the number of Annual Restricted Units by the closing price of the Company’s Class C capital stock during regular session trading as of the trading date immediately preceding the applicable vesting date of such Annual Restricted Units; and

WHEREAS, pursuant to Section 5 of the Amended and Restated Agreement, Executive and the Company wish to amend Sections 2.3(b) and 2.3(c) of the Amended and Restated Agreement to read as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and promises described below, Sections 2.3(b) and 2.3(c) of the Amended and Restated Agreement are hereby amended to read in their entirety, and Executive and the Company agree, as follows:

“(b) Annual grant of 345,000 Restricted Units (“Annual Restricted Units”), whereby each Annual Restricted Unit has an initial value of one U.S. dollar (U.S. $1.00) as of the date of grant and represents the right to receive shares of the Company’s Class C capital stock on or following the applicable anniversary of Executive’s first day of employment with the Company (such that the grant of Annual Restricted Units approved in 2014 shall vest on the one-year anniversary of Executive’s first day of employment and subsequent grants of Annual Restricted Units shall vest on each successive anniversary of Executive’s first day of employment), such number of shares to be determined by dividing the number of Annual Restricted Units by the closing price of the Company’s Class C capital stock during regular session trading as of the trading date immediately preceding the applicable vesting date of such Annual Restricted Units. Upon vesting, the Annual Restricted Units will be settled in shares of Class C capital stock. The grant of Annual Restricted Units approved in 2014 will be subject to Executive’s employment on the grant date and, for each grant of Annual Restricted Units approved thereafter, continued employment through the applicable grant date, and vesting of Annual Restricted Units will be subject to Executive’s continued employment on the applicable vesting date.

(c) All settlement of the Equity Awards in shares of Class A common stock or Class C capital stock of the Company, as applicable, shall be subject to normal payroll taxes and withholding. The Annual Restricted Units and Initial RSUs shall be subject to the terms and conditions of the Company’s Amended and Restated 2011 Incentive Plan or any successor plan thereto and shall be further subject to the terms of an Unit Grant Notice, Restricted Unit Agreement, Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement that shall be provided to Executive to evidence the Annual Restricted Units and Initial RSUs.”

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed and entered into this Amendment effective on the date first set forth above.

ERROL SAMUELSON

/s/ ERROL SAMUELSON

ZILLOW, INC.

By	/s/ SPENCER M. RASCOFF
Its	Chief Executive Officer

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